Exhibit 99.4

CITIZENS NATIONAL BANK OF MEYERSDALE

Meyersdale, Pennsylvania

FINANCIAL STATEMENTS

Years Ended December 31, 2014 and 2013

CliftonLarsonAllen LLP www.CLAconnect.com

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Citizens National Bank of Meyersdale

Meyersdale, Pennsylvania

We have audited the accompanying financial statements of Citizens National Bank of Meyersdale (the Bank), which comprise the statements of financial condition as of December 31, 2014 and 2013, and the related statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

An independent member of Nexia International

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens National Bank of Meyersdale as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

CliftonLarsonAllen LLP

Baltimore, Maryland

May 19, 2015

FINANCIAL STATEMENTS

CITIZENS NATIONAL BANK OF MEYERSDALE

STATEMENTS OF FINANCIAL CONDITION

December 31, 2014 and 2013

	2014	2013
ASSETS
Cash and cash equivalents	$1,931,947	$11,267,251
Securities available-for-sale, at fair value	17,649,432	22,776,575
Certificates of deposit in other banks	161,935	646,520
Other investments	55,000	55,000
Federal Home Loan Bank stock, at cost	41,600	152,000
Loans receivable, net	46,551,362	39,116,602
Accrued interest receivable	202,939	215,770
Property, net	1,016,986	1,036,875
Investment in life insurance	2,845,120	2,758,893
Other real estate owned	31,070	115,700
Income taxes receivable	—	61,584
Net deferred tax asset	1,641,147	1,321,439
Prepaid expenses and other assets	97,300	377,204

TOTAL ASSETS	$72,225,838	$79,901,413

LIABILITIES AND EQUITY
LIABILITIES
Deposits	$65,009,824	$72,507,511
Accrued interest payable	103,541	128,587
Accrued expenses and other liabilities	611,298	276,226

Total liabilities	65,724,663	72,912,324

STOCKHOLDERS’ EQUITY
Common stock, $1 par value, 208,000 shares authorized, issued and outstanding	208,000	208,000
Additional paid-in capital	292,000	292,000
Retained earnings	6,807,888	7,194,793
Accumulated other comprehensive loss	(806,713)	(705,704)

Total stockholders’ equity	6,501,175	6,989,089

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$72,225,838	$79,901,413

The accompanying notes are an integral part of the financial statements.

CITIZENS NATIONAL BANK OF MEYERSDALE

STATEMENTS OF OPERATIONS

Years Ended December 31, 2014 and 2013

	2014	2013
INTEREST INCOME
Loans receivable	$1,948,735	$2,103,323
Investment securities	462,135	552,633

Total interest income	2,410,870	2,655,956

INTEREST EXPENSE
Deposits	772,640	920,787

Net interest income	1,638,230	1,735,169

PROVISION FOR LOAN LOSSES	—	2,020,317

Net interest income after provision for loan losses	1,638,230	(285,148)

NON-INTEREST INCOME
Loan servicing fees	282,783	315,750
Gain on sales of available-for-sale securities, net	147,688	517,245
Gain (loss) on sales of other real estate owned, net	(864)	23,642
Other	27,683	22,588

Total non-interest income	457,290	879,225

NON-INTEREST EXPENSE
Compensation and employee benefits	1,006,761	782,528
Operations	549,979	662,498
Occupancy and equipment	201,898	204,198
Professional and consultant fees	481,516	717,338
Deposit insurance	104,189	109,262
Information technology	163,734	138,762
Other	242,022	6,984

Total non-interest expense	2,750,099	2,621,570

Loss before income tax benefit	(654,579)	(2,027,493)

INCOME TAX BENEFIT	(267,674)	(737,246)

NET LOSS	$(386,905)	$(1,290,247)

The accompanying notes are an integral part of the financial statements.

CITIZENS NATIONAL BANK OF MEYERSDALE

STATEMENTS OF COMPREHENSIVE LOSS

Years Ended December 31, 2014 and 2013

	2014	2013
NET LOSS	$(386,905)	$(1,290,247)

OTHER COMPREHENSIVE LOSS
Securities Available-for-Sale
Unrealized holding (gains) losses arising during the period	597,064	(1,225,491)
Reclassification adjustment for gains included in net loss	(147,688)	(517,245)
Income tax benefit (expense)	(152,706)	592,530

	296,670	(1,150,206)

Defined Benefit Plan
Net (income) loss arising during the period	(602,543)	127,333
Income tax benefit (expense)	204,864	(43,294)

	(397,679)	84,039

Total other comprehensive loss, net of income taxes	(101,009)	(1,066,167)

TOTAL COMPREHENSIVE LOSS	$(487,914)	$(2,356,414)

The accompanying notes are an integral part of the financial statements.

CITIZENS NATIONAL BANK OF MEYERSDALE

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2014 and 2013

				Accumulated
				Other
	Common	Additional	Retained	Comprehensive
	Stock	Paid-In Capital	Earnings	Income (Loss)	Total
BALANCE, DECEMBER 31, 2012	$208,000	$292,000	$8,485,040	$360,463	$9,345,503

Net loss	—	—	(1,290,247)	—	(1,290,247)
Other comprehensive loss, net of tax	—	—	—	(1,066,167)	(1,066,167)

BALANCE, DECEMBER 31, 2013	$208,000	$292,000	$7,194,793	$(705,704)	$6,989,089

Net loss	—	—	(386,905)	—	(386,905)
Other comprehensive loss, net of tax	—	—	—	(101,009)	(101,009)

BALANCE, DECEMBER 31, 2014	$208,000	$292,000	$6,807,888	$(806,713)	$6,501,175

The accompanying notes are an integral part of the financial statements.

CITIZENS NATIONAL BANK OF MEYERSDALE

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(386,905)	$(1,290,247)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	103,342	97,989
Provision for loan losses	—	2,020,317
Net amortization of investment securities	416,909	332,972
Gain on sales of securities available-for-sale, net	(147,688)	(517,245)
Increase in cash surrender value of life insurance	(86,227)	(84,549)
Proceeds from sale of loans held-for-sale	—	2,402,934
Gain (loss) on sale of other real estate owned	864	(23,642)
Deferred tax benefit	(267,674)	(731,783)
Effects of changes in operating assets and liabilities:
Accrued interest receivable	12,831	40,501
Income taxes receivable	61,584	14,533
Prepaid expenses and other assets	(322,639)	(153,377)
Accrued interest payable	(25,046)	(31,386)
Accrued expenses and other liabilities	335,072	128,529

Net cash provided by (used in) operating activities	(305,577)	2,205,546

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of securities available-for-sale	13,171,584	21,508,179
Maturities, prepayments & calls of securities available-for-sale	6,093,313	4,410,643
Purchases of securities available-for-sale	(13,957,475)	(20,555,774)
Proceeds from sales of FHLB Stock	110,400	4,800
Purchases of certificates of deposit	484,585	(646,520)
(Increase) decrease in loans receivable, net	(7,465,830)	5,037,592
Purchases of property	(83,453)	(11,683)
Proceeds from sales of other real estate owned	114,836	479,151

Net cash provided by (used in) investing activities	(1,532,040)	10,226,388

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	(7,497,687)	(6,003,182)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,335,304)	6,428,752

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	11,267,251	4,838,499

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,931,947	$11,267,251

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid (received) during the year for:

Interest	$797,686	$952,173

Income taxes	$—	$(20,000)

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS

Transfer from loans receivable to other real estate owned	$31,070	$115,700

Transfer from loans receivable to loans held-for-sale	$—	$2,402,934

The accompanying notes are an integral part of the financial statements.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Citizens National Bank of Meyersdale (the Bank) was initially established in 1869 and was incorporated in 1947 under the laws of the State of Pennsylvania. The Bank provides a variety of financial services to individuals and business through its headquarters in Meyersdale, Pennsylvania, including the origination of commercial, mortgage, and consumer loans and receipt of deposits from customers located in and around Meyersdale, Pennsylvania.

The Bank operates under a National Charter and provides full banking services. As a national bank, the Bank is subject to regulation by the Office of Comptroller of Currency and the Federal Deposit Insurance Company (FDIC).

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant changes in the near term include the classification and valuation of securities, determination of the allowance for loan losses, deferred tax assets and liabilities and the fair value of financial instruments.

Concentration of Credit Risk

Most of the Bank’s activities are with customers located in and around Meyersdale, Pennsylvania. Note 2 discusses the types of securities the Bank invests in. Note 3 discusses the types of lending the Bank engages in. Residential real estate secured by one to four family residences represents approximately 76% and 74% of the gross loan portfolio at December 31, 2014 and 2013, respectively.

Cash and Cash Equivalents

For the purposes of the Statements of Cash Flows, cash and cash equivalents includes cash on hand, amounts due from financial institutions and highly liquid debt instruments with original maturities of three months or less. Cash flows from loans and deposits are reported net.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment Securities

Debt securities are classified as available-for-sale and are carried at fair value with unrealized gains and losses reported in other comprehensive income (loss). Realized gains and losses on securities available-for-sale are included in other income or expense and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income (loss). Gains and losses on sales of securities are determined using the specific identification method on the trade date. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The Bank monitors the investment security portfolio for impairment on an individual security basis and has a process in place to identify securities that could potentially have a credit impairment that is other than temporary. This process involves analyzing the length of time and the extent to which the fair value has been less than the amortized cost basis, the market liquidity for the security, the financial condition and near-term prospects of the issuer, expected cash flows, and the Bank’s intent and ability to hold the investment for a period of time sufficient to recover the temporary loss. The ability to hold is determined whether it is more likely than not that the Bank will be required to sell the security before its anticipated recovery. A decline in value due to a credit event that is considered other than temporary is recorded as a loss in non-interest expense.

Certificates of Deposit in Other Banks

Interest-bearing deposits in other financial institutions mature within one year and are carried at cost.

Federal Home Loan Bank Stock

The Bank is a member of the Federal Home Loan Bank of Pittsburgh (FHLB). Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. Restricted stock is carried at cost and periodically evaluated for impairment. Because this stock is viewed as long term investment, impairment is based on ultimate recovery at par value. Both cash and stock dividends are reported as income.

Loans Receivable, Net

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans Receivable, Net (Continued)

Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and recognized as an adjustment of the related loan yield using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status. The accrual of interest on mortgage and commercial loans is generally discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income and amortization of related deferred loan fees or costs is suspended. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. The cash-basis is used when a determination has been made that the principal and interest of the loan is collectible. If collectability of the principal and interest is in doubt, payments are applied to loan principal. The determination of ultimate collectability is supported by a current, well documented credit evaluation of the borrower’s financial condition and prospects for repayment, including consideration of the borrower’s sustained historical repayment performance and other relevant factors. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current, the borrower has demonstrated a period of sustained performance, and future payments are reasonably assured. A sustained period of repayment performance generally would be a minimum of six months.

Allowance for Loan Losses

The allowance for loan losses (allowance) is an estimate of loan losses inherent in the Bank’s loan portfolio. The allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth. Loan losses are charged off against the allowance when the Bank determines the loan balance to be uncollectible. Cash received on previously charged off amounts is recorded as a recovery to the allowance.

The allowance consists of two primary components, general reserves and specific reserves related to impaired loans. The general component covers non-impaired loans and is based on historical losses adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Bank over the most recent two years. The Bank places more emphasis, or weight, on the more current quarters in the loss history period. This actual loss experience is adjusted for economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. These factors are inherently subjective and are driven by the repayment risk associated with each portfolio segment.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. A loss event could be a payment delinquency of typically 90 days or greater, bankruptcy, fraud, death, defunct status of business, project or development. Loans determined to be impaired are individually evaluated for impairment. When a loan is impaired, the Bank measures impairment based on the present value of expected future cash flows discounted at the original contractual interest rate, except that as a practical expedient, it may measure impairment based on an observable market price, or the fair value of the collateral if collateral dependent. A loan is collateral dependent if the repayment is expected to be provided solely by the underlying collateral.

Under certain circumstances, the Bank will provide borrowers relief through loan restructurings. A restructuring of debt constitutes a troubled debt restructuring (TDR) if the Bank for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Restructured loans typically present an elevated level of credit risk as the borrowers are not able to perform according to the original contractual terms. Loans that are reported as TDRs are considered impaired and measured for impairment as described above in the calendar year of the restructuring. In subsequent years, a restructured loan may cease being reported as a TDR if the loan was modified at a market rate and is performing according to the modified terms. TDR concessions can include reduction of interest rates, extension of maturity dates, forgiveness of principal or interest due, or acceptance of other assets in full or partial satisfaction of the debt. Restructured loans can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. Nonaccrual restructured loans are included and treated with other nonaccrual loans.

The Bank assigns a risk rating to all loans except pools of homogeneous loans and periodically performs detailed internal reviews of all such loans over a certain threshold to identify credit risks and to assess the overall collectability of the portfolio. These risk ratings are also subject to examination by the Bank’s regulators. During the internal reviews, management monitors and analyzes the financial condition of borrowers and guarantors, trends in the industries in which the borrowers operate and the fair values of collateral securing the loans. These credit quality indicators are used to assign a risk rating to each individual loan. The risk ratings can be grouped into five major categories, defined as follows:

Pass: A pass loan is a credit with no existing or known potential weaknesses deserving of management’s close attention.

Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, this potential weakness may result in deterioration of the repayment prospects for the loan or of the Bank’s credit position at some future date. Special mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses (Continued)

Substandard: Loans classified as substandard are not adequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged, if any. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the repayment of the debt. Well-defined weaknesses include a borrower’s lack of marketability, inadequate cash flow or collateral support, failure to complete construction on time, or the failure to fulfill economic expectations. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or repayment in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss: Loans classified as loss are considered uncollectible and charged off immediately.

The Bank also maintains a separate general valuation allowance for homogeneous portfolio segments. These portfolio segments and their risk characteristics are described as follows:

Commercial Real Estate: Commercial real estate loans generally possess a higher inherent risk of loss than other real estate portfolio segments. Adverse economic developments or an overbuilt market impact commercial real estate projects and may result in troubled loans. Trends in vacancy rates of commercial properties impact the credit quality of these loans. High vacancy rates reduce operating revenues and the ability for the properties to produce sufficient cash flow to service debt obligations.

Residential Real Estate: The degree of risk in residential mortgage lending depends primarily on the loan amount in relation to collateral value, the interest rate and the borrower’s ability to repay in an orderly fashion. These loans generally possess a lower inherent risk of loss than other real estate portfolio segments. Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. Weak economic trends indicate that the borrowers’ capacity to repay their obligations may be deteriorating.

Consumer: The consumer loan portfolio is usually comprised of a small number of small loans. Most loans are made directly for consumer purchases. Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. Weak economic trends indicate the borrowers’ capacity to repay their obligations may be deteriorating.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses (Continued)

Although management believes the allowance to be adequate, ultimate losses may vary from its estimates. At least quarterly, the board of directors reviews the adequacy of the allowance, including consideration of the relevant risks in the portfolio, current economic conditions, and other factors. If the board of directors and management determine changes are warranted based on those reviews, the allowance is adjusted. In addition, the Bank’s primary regulator reviews the adequacy of the allowance. The regulatory agencies may require additions to the allowance based on their judgment about information available at the time of their examinations.

Off Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under credit arrangements. Such financial instruments are recorded when they are funded.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated selling cost at the date of foreclosure, establishing a new cost basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets held for sale are carried at the lower of the new cost basis or fair value less cost to sell. This evaluation is inherently subjective and requires estimates that are susceptible to significant revisions as more information becomes available. Due to potential changes in conditions, it is at least reasonably possible that changes in fair values will occur in the near term and that such changes could materially affect the amounts reported in the Bank’s financial statements.

Impairment losses on assets to be held and used are measured at the amount by which the carrying amount of a property exceeds its fair value. Costs of significant asset improvements are capitalized, whereas costs relating to holding assets are expensed. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Property

Land is carried at cost. Other property is carried at cost net of accumulated depreciation. Depreciation is computed on the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long Lived Assets

The Bank tests long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less estimated costs to sell.

Transfers of Financial Assets and Participating Interests

Transfers of an entire financial asset or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

The transfer of a participating interest in an entire financial asset must also meet the definition of a participating interest. A participating interest in a financial asset has all of the following characteristics:

(1) from the date of transfer, it must represent a proportionate (pro rata) ownership interest in the financial asset, (2) from the date of transfer, all cash flows received, except any cash flows allocated as any compensation for servicing or other services performed, must be divided proportionately among participating interest holders in the amount equal to their share ownership, (3) the rights of each participating interest holder must have the same priority, (4) no party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to do so.

Investment in Life Insurance

The Bank has purchased life insurance policies on certain key executives. Investment in life insurance is recorded at its cash surrender value, or the amount that can be realized, if lower.

Advertising Costs

The Bank expenses advertising costs as incurred.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

These calculations are based on many complex factors including estimates of the timing of reversals of temporary differences, the interpretation of federal and state income tax laws, and a determination of the differences between the tax and the financial reporting basis of assets and liabilities. Actual results could differ significantly from the estimates and interpretations used in determining the current and deferred income tax liabilities.

Under generally accepted accounting principles, a valuation allowance is required to be recognized if it is “more likely than not” that the deferred tax asset will not be realized. The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of the current and future economic and business conditions.

The Bank adopted the provision of Accounting for Uncertainty in Income Taxes. These new rules establish a higher standard for tax benefits to meet before they can be recognized in a Bank’s financial statements. The Bank can recognize in financial statements the impact of a tax position taken, or expected to be taken, if it is more likely than not that the position will be sustained on audit based on the technical merit of the position. The change in accounting did not have a material impact on the Bank’s financial statements. See Note 7, Income Taxes, for additional disclosures. The Bank recognizes both interest and penalties as components of non-interest expenses. The Bank determined that it was not required to record a liability for uncertain tax positions.

The Bank files federal and state income tax returns and it is not subject to federal income tax or state income tax examinations for taxable years prior to December 31, 2011.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Continued)

Comprehensive Loss

Recognized revenue, expenses, gains, and losses are included in net loss. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available-for-sale and transition obligations, prior service credits and other gains and losses related to the Bank’s defined benefit pension plan, are reported as a separate component of the equity section of the Statements of Financial Condition, such items, along with net loss, are components of comprehensive income (loss). The changes in accumulated other comprehensive loss included in stockholders’ equity by component at December 31 are as follows:

	Securities	Defined Benefit
	Available-for-Sale	Plan	Total
Balances at December 31, 2012	$942,778	$(582,315)	$360,463
Other comprehensive income (loss)	(1,150,206)	84,039	(1,066,167)

Balances at December 31, 2013	(207,428)	(498,276)	(705,704)
Other comprehensive income (loss)	296,670	(397,679)	(101,009)

Balances at December 31, 2014	$89,242	$(895,955)	$(806,713)

Retirement Plans

Defined Benefit Pension Plan – The Bank has a defined benefit pension plan to provide pension benefits to full-time employees. The benefits are based on years of service and average annual earnings. The Bank’s policy is to fund the plan by making annual employer contributions as required by applicable regulations. The Bank’s pension costs are based on an actuarial valuation of the plan. The Bank recognizes the funded status of the defined benefit plan as of the balance sheet date. The funded status is measured as the difference between plan assets at fair value and the projected benefit obligation. The board of directors approved to freeze the plan as of December 31, 2012.

401(k) plan – The Bank provides a 401(k) plan, which covers substantially all of the Bank’s employees who are eligible as to age and length of service. A participant may elect to make contributions of up to the applicable IRS limitations of the participant’s annual compensation. The Bank makes discretionary matching contributions as approved by the Board of Directors. The Bank’s contribution to the plan approximated $13,000 for the years ended December 31, 2014 and 2013.

Fair Value

The Bank categorizes its assets and liabilities measured at fair value into a three-level hierarchy based on the priority of the inputs to the valuation technique used to determine fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used in the determination of the fair value measurement fall within different levels of the hierarchy, the categorization is based on the lowest level

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

input that is significant to the fair value measurement. Assets and liabilities valued at fair value are categorized based on the inputs to the valuation techniques as follows:

Fair Value

The Bank categorizes its assets and liabilities measured at fair value into a three-level hierarchy based on the priority of the inputs to the valuation technique used to determine fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used in the determination of the fair value measurement fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement. Assets and liabilities valued at fair value are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the models, quoted prices of securities with similar characteristics, or discounted cash flows full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

Subsequent to initial recognition, the Bank may re-measure the carrying value of assets and liabilities measured on a nonrecurring basis to fair value. Adjustments to fair value usually result when certain assets are impaired. Such assets are written down from their carrying amounts to their fair value.

Professional standards allow entities the irrevocable option to elect to measure certain financial instruments and other items at fair value for the initial and subsequent measurement on an instrument-by-instrument basis. The Bank adopted the policy to value certain financial instruments at fair value. The Bank has not elected to measure any existing financial instruments at fair value; however, it may elect to measure newly acquired financial instruments at fair value in the future.

New Accounting Pronouncements

In 2014, the Bank adopted Accounting Standards Update (ASU) 2013-02, Comprehensive Income (Topic 220). ASU 2013-02 amended prior guidance to improve the reporting of reclassifications out of accumulated other comprehensive income (loss) by requiring and entity to provide information about the amounts reclassified out of accumulated other comprehensive income (loss) by component. In addition, an entity is required to present, either on the face of the statement or in the notes, significant amounts reclassified out of accumulated other comprehensive income/loss by the respective line items of net income (loss) if the amount reclassified is required under U.S. GAAP. The adoption of ASU 2013-02 did not have a material impact on the Bank’s financial position or results of operations.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

In preparing these financial statements, the Bank has evaluated events and transactions for potential recognition or disclosure through May 19, 2015, the date the financial statements were available to be issued.

NOTE 2 – INVESTMENT SECURITIES

A summary of the amortized cost, gross unrealized gains and losses, and fair value of available-for-sale securities at December 31 are as follows:

	Amortized	Gross	Gross
	Cost	Unrealized Gains	Unrealized Losses	Fair Value
2014
U.S. government agency bonds	$2,589,548	$44,643	$(6,915)	$2,627,276
Treasury bonds	105,386	—	(2,238)	103,148
Municipal bonds	120,533	232	—	120,765
Taxable municipal bonds	5,369,488	79,944	(12,546)	5,436,886
Small business administration	2,663,729	6,643	(49,368)	2,621,004
Mortgage-backed securities	6,665,534	74,819	—	6,740,353

Total	$17,514,218	$206,281	$(71,067)	$17,649,432

2013
U.S. government agency bonds	$3,203,765	$62,353	$(21,593)	$3,244,525
Treasury bonds	106,864	—	(3,575)	103,289
Municipal bonds	1,340,416	548	(5,670)	1,335,294
Taxable municipal bonds	4,734,461	4,827	(119,843)	4,619,445
Small business administration	3,042,573	—	(148,839)	2,893,734
Mortgage-backed securities	10,662,658	28,294	(110,664)	10,580,288

Total	$23,090,737	$96,022	$(410,184)	$22,776,575

Other investments are recorded at cost and consist of stock in other financial institutions of $55,000 at December 31, 2014 and 2013.

The Bank did not have any investments pledged as collateral as of December 31, 2014 or 2013.

NOTE 2 – INVESTMENT SECURITIES (CONTINUED)

The amortized cost and fair value of available-for-sale securities at December 31, 2014, by contractual maturity, are shown below. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or prepaid with or without penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary:

	Amortized Cost	Fair Value
Within 1 year	$160,941	$161,239
1 - 5 years maturity	4,664,070	4,736,555
6 - 10 years maturity	3,192,227	3,235,341
More than 10 years	9,496,980	9,516,297

Total	$17,514,218	$17,649,432

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Sales of available-for-sale securities resulted in gross gains of $160,945 and $552,779 and gross losses of $13,257 and $35,534 during the years ended December 31, 2014 and 2013, respectively.

Temporarily Impaired Securities

The following tables present the Bank’s available-for-sale securities’ gross unrealized losses and fair value at December 31, aggregated by the length of time the individual securities have been in a continuous unrealized loss position:

	Continuous Unrealized Losses Existing for Less Than Twelve Months		Continuous Unrealized Losses Existing for Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
2014

U.S. government agency bonds	$—	$—	$(6,915)	$243,085	$(6,915)
Treasury bonds	—	—	(2,238)	103,148	(2,238)
Taxable municipal bonds	(6,856)	1,700,419	(5,690)	670,166	(12,546)
Small business administration	—	—	(49,368)	2,164,593	(49,368)

Total	$(6,856)	$1,700,419	$(64,211)	$3,180,992	$(71,067)

NOTE 2 – INVESTMENT SECURITIES (CONTINUED)

Temporarily Impaired Securities (Continued)

	Continuous Unrealized Losses Existing for Less Than Twelve Months		Continuous Unrealized Losses Existing for Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
2013

U.S. government agency bonds	$(21,593)	$895,273	$—	$—	$(21,593)
Treasury bonds	(3,575)	103,289	—	—	(3,575)
Municipal bonds	(5,670)	474,669	—	—	(5,670)
Taxable municipal bonds	(119,843)	3,900,252	—	—	(119,843)
Small business administration	(148,839)	2,893,734	—	—	(148,839)
Mortgage backed securities	(110,664)	8,317,161	—	—	(110,664)

Total	$(410,184)	$16,584,378	$—	$—	$(410,184)

At December 31, 2014 and 2013, the Bank had 16 and 47 available-for-sale securities, respectively, with unrealized losses totaling $71,067 and $410,184, respectively, with an aggregate depreciation 1.43% and 2.4%, respectively, from the Bank’s amortized cost.

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. As of the years ended, December 31, 2014 and 2013, management believes that none of the unrealized losses on available- for-sale securities are other-than-temporary.

The Bank invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect the amounts reported in the Statement of Financial Condition. The profitability of the Bank is also subject to interest rate risk. This risk is based on the gap between interest earned on loans and securities and the rate of interest paid on deposits. A significant decrease in this gap could result in a decline in earnings to the Bank.

NOTE 3 – LOANS RECEIVABLE, NET

Loans receivable consisted of the following at December 31:

	2014	2013
Commercial:

Real estate	$2,885,003	$2,933,346
Farmland	3,759,743	4,246,869
Other	603,709	775,404

Residential Real Estate:
Secured by one to four family residences	35,444,576	28,752,551
Construction and land	2,265,061	909,883

Consumer and Other:
Automobile	152,773	426,597
Other consumer	1,049,417	842,587
Government	798,728	801,724

Total loans receivable	46,959,010	39,688,961

Less:
Deferred net loan origination costs	257,513	44,390
Allowance for loan losses	(665,161)	(616,749)

Total	$46,551,362	$39,116,602

NOTE 3 – LOANS RECEIVABLE, NET (CONTINUED)

The allowance for loan losses and recorded investment in loans at December 31 by segment are as follows:

		Residential	Consumer
	Commercial	Real Estate	and Other	Total
December 31, 2014
Allowance for loan losses:
Beginning balance	$114,544	$461,648	$40,557	$616,749
Provision for loan losses	—	—	—	—
Recoveries	—	45,167	11,833	57,000
Charge-offs	—	—	(8,588)	(8,588)

Ending balance	$114,544	$506,815	$43,802	$665,161

Allowance for loan losses:
Ending balance: Individually evaluated for impairment	$—	$6,064	$—	$6,064
Ending balance: Collectively evaluated for impairment	114,544	500,751	43,802	659,097

Ending balance	$114,544	$506,815	$43,802	$665,161

Loans receivable:
Ending balance: Individually evaluated for impairment	$—	$619,731	$112	$619,843
Ending balance: Collectively evaluated for impairment	7,248,455	37,089,906	2,000,806	46,339,167

Ending balance	$7,248,455	$37,709,637	$2,000,918	$46,959,010

NOTE 3 – LOANS RECEIVABLE, NET (CONTINUED)

	Commercial	Residential Real Estate	Consumer and Other	Total
December 31, 2013
Allowance for loan losses:
Beginning balance	$219,321	$635,792	$88,015	$943,128
Provision for loan losses	344,781	1,587,510	88,026	2,020,317
Recoveries	—	5,076	23,029	28,105
Charge-offs	(449,558)	(1,766,730)	(158,513)	(2,374,801)

Ending balance	$114,544	$461,648	$40,557	$616,749

Allowance for loan losses:
Ending balance: Individually evaluated for impairment	$—	$853	$—	$853
Ending balance: Collectively evaluated for impairment	114,544	460,795	40,557	615,896

Ending balance	$114,544	$461,648	$40,557	$616,749

Loans receivable:
Ending balance: Individually evaluated for impairment	$549,493	$776,831	$7,788	$1,334,112
Ending balance: Collectively evaluated for impairment	7,406,126	28,885,603	2,063,120	38,354,849

Ending balance	$7,955,619	$29,662,434	$2,070,908	$39,688,961

During 2013, provision for loan losses and charge-offs include approximately $2.2 million resulting from a one-time sale of a portion of the Bank’s held-to-maturity loan portfolio containing certain commercial, residential and installment loans. The sale closed in June 2013 and the principal balance of loans sold was approximately $5.2 million. Upon approval of the transaction by the Bank’s board of directors and regulator, approximately $2.6 million representing the fair value of the selected loans was transferred from loans receivable to loans held-for-sale. Net proceeds from the sale approximated $2.4 million.

Commercial Credit Exposure

The Bank utilizes a risk rating matrix to assign risk ratings to each of its commercial real estate loans. Loans are rated as Pass, Special Mention, Substandard, Doubtful and Loss. A description of these risk ratings are described in Note 1.

NOTE 3 – LOANS RECEIVABLE, NET (CONTINUED)

Commercial Credit Exposure (Continued)

The commercial loan credit risk profile by internally assigned risk ratings as of December 31 by class are as follows:

	Real Estate	Farmland	Other	Total
December 31, 2014
Pass	$2,266,793	$2,919,285	$433,919	$5,619,997
Special Mention	618,210	840,458	169,790	1,628,458

Total	$2,885,003	$3,759,743	$603,709	$7,248,455

December 31, 2013
Pass	$2,851,185	$3,251,033	$384,302	$6,486,520
Special Mention	82,161	446,343	391,102	919,606
Substandard	—	549,493	—	549,493

Total	$2,933,346	$4,246,869	$775,404	$7,955,619

Residential Real Estate and Consumer Credit Exposure

As part of the on-going monitoring of the credit quality of the Bank’s loan portfolio, Management tracks the loans’ performance and when the loan becomes 90 days past due, these are classified as non-performing loans.

The residential real estate credit risk profile based on payment activity as of December 31 by class is as follows:

	Secured by One to
	Four Family	Construction
	Residences	and Land	Total
December 31, 2014
Performing	$34,902,758	$2,265,061	$37,167,819
Non-performing	541,818	—	541,818

Total	$35,444,576	$2,265,061	$37,709,637

December 31, 2013
Performing	$28,234,978	$909,883	$29,144,861
Non-performing	517,573	—	517,573

Total	$28,752,551	$909,883	$29,662,434

NOTE 3 – LOANS RECEIVABLE, NET (CONTINUED)

Residential Real Estate and Consumer Credit Exposure (Continued)

The consumer credit risk profile based on payment activity as of December 31 by class is as follows:

	Automobile	Other consumer	Government	Total
December 31, 2014
Performing	$152,773	$1,049,417	$798,728	$2,000,918
Non-performing	—	—	—	—

Total	$152,773	$1,049,417	$798,728	$2,000,918

December 31, 2013
Performing	$426,597	$838,901	$801,724	$2,067,222
Non-performing	—	3,686	—	3,686

Total	$426,597	$842,587	$801,724	$2,070,908

Information concerning impaired loans as of December 31 are as follows:

	Unpaid		Average
	Principal	Related	Recorded
	Balance	Allowance	Investment
December 31, 2014
With no specific reserve recorded:
Residential Real Estate:
Secured by one to four family residences	$541,818	$—	$645,734
Consumer and Other:
Consumer and other	112	—	56

Total	$541,930	$—	$645,790

With specific reserve recorded:
Residential Real Estate:
Secured by one to four family residences	$77,913	$6,064	$52,548

Total by segment
Residential Real Estate	$619,731	$6,064	$698,282
Consumer and Other	112	—	56

Total	$619,843	$6,064	$698,338

NOTE 3 – LOANS RECEIVABLE, NET (CONTINUED)

	Unpaid		Average
	Principal	Related	Recorded
	Balance	Allowance	Investment
December 31, 2013
With no specific reserve recorded:
Commercial:
Farmland	$549,493	$—	$467,124
Residential Real Estate:
Secured by one to four family residences	749,649	—	704,135
Consumer and Other:
Automobile	7,788	—	25,848

Total	$1,306,930	$—	$1,197,107

With specific reserve recorded:
Residential Real Estate:
Secured by one to four family residences	$27,182	$853	$44,466

Total by segment
Commercial	$549,493	$—	$467,124
Residential Real Estate	776,831	853	748,601
Consumer and Other	7,788	—	25,848

Total	$1,334,112	$853	$1,241,573

The recorded investment in impaired loans approximate the amount reported as unpaid impaired loan balances at December 31, 2014 and 2013.

Interest collected on impaired loans for the years ended December 31, 2014 and 2013 was not significant as interest is not accrued on non-accrual loans or other loans past-due 90 days or more.

A summary of nonaccrual loans as of December 31 by class are as follows:

	2014	2013
Commercial:
Farmland	$—	$549,493
Residential Real Estate:
Secured by one to four family residences	619,731	749,649
Consumer and Other:
Consumer and other	112	—
Automobile	—	7,788

Total	$619,843	$1,306,930

NOTE 3 – LOANS RECEIVABLE, NET (CONTINUED)

A summary of past due loans as of December 31 are as follows:

			Greater than	Total Past		Total Loans
	30-59 Days	60-90 Days	90 Days	Due	Current	Receivable
December 31, 2014
Commercial:
Real estate	$—	$—	$—	$—	$2,885,003	$2,885,003
Farmland	119,893	—	—	119,893	3,639,850	3,759,743
Other	4,717	—	—	4,717	598,992	603,709
Residential Real Estate:
Secured by one to four family residences	736,769	95,453	240,755	1,072,977	34,371,599	35,444,576
Construction and land	212,750	—	—	212,750	2,052,311	2,265,061
Consumer and Other:
Automobile	—	—	—	—	152,773	152,773
Other consumer	—	—	—	—	1,049,417	1,049,417
Government	—	—	—	—	798,728	798,728

Total	$1,074,129	$95,453	$240,755	$1,410,337	$45,548,673	$46,959,010

			Greater than	Total Past		Total Loans
	30-59 Days	60-90 Days	90 Days	Due	Current	Receivable
December 31, 2013
Commercial:
Real estate	$—	$—	$—	$—	$2,933,346	$2,933,346
Farmland	62,695	125,428	—	188,123	4,058,746	4,246,869
Other	2,271	—	—	2,271	773,133	775,404
Residential Real Estate:
Secured by one to four family residences	812,280	325,145	517,573	1,654,998	27,097,553	28,752,551
Construction and land	30,135	—	—	30,135	879,748	909,883
Consumer and Other:
Automobile	27,344	9,730	—	37,074	389,523	426,597
Other consumer	4,622	1,422	3,686	9,730	832,857	842,587
Government	—	—	—	—	801,724	801,724

Total	$939,347	$461,725	$521,259	$1,922,331	$37,766,630	$39,688,961

The Bank had no loans that were greater than 90 days past-due for which the loans were accruing interest at December 31, 2014 and 2013.

NOTE 3 – LOANS RECEIVABLE, NET (CONTINUED)

A summary of loan troubled debt restructurings by class that were granted during the year are as follows. Post-modification balances approximate pre-modification balances.

	Number of Contracts	Post-Modification Outstanding Balance
December 31, 2014
Troubled Debt Restructurings:
Residential Real Estate:
Secured by one to four family residences	2	$139,650
Consumer and Other:
Consumer and other	1	112

Total	3	$139,762

The Bank had no troubled debt restructured loans which were granted in 2014 and that subsequently defaulted during the year ended December 31, 2014.

The Bank has no troubled debt restructured loans granted in 2013; therefore, none subsequently went into default during the year ended December 31, 2013.

NOTE 4 – PROPERTY

Property summarized by major classification is as follows at December 31:

	2014	2013
Land and improvements	$145,667	$145,667
Building and improvements	1,223,776	1,210,935
Furniture and equipment	1,116,373	1,049,200

	2,485,816	2,405,802
Less accumulated depreciation	(1,468,830)	(1,368,927)

Total	$1,016,986	$1,036,875

NOTE 5 – DEPOSITS

Savings account balances categorized by account type at December 31, 2014 are as follows:

	2014	2013
Savings deposits	$9,650,311	$10,027,721
Money market and NOW deposits	20,940,850	20,773,110

Total demand deposits	30,591,161	30,800,831
Certificates of deposit	34,418,663	41,706,680

Total	$65,009,824	$72,507,511

As of December 31 2014, scheduled maturities of certificates of deposit are as follows:

2015	$12,855,694
2016	9,104,018
2017	10,457,703
2018	579,614
2019	1,309,234
Thereafter	112,400

Total	$34,418,663

Pursuant to a change in the Accounting Standards Codification (ASC 942-405-50-1), the concentration threshold for reporting certificates of deposit was increased from $100,000 to $250,000. The aggregate amounts of certificates of deposit in denominations of $250,000 or more were $1,321,511 at December 31, 2014. The aggregate amount of certificates of deposit in denominations of $100,000 or more at December 31, 2013 was $20,009,391.

NOTE 6 – BORROWED FUNDS

At December 31, 2014 and 2013, the Bank had an available unsecured Fed Funds line of $1,500,000 and $2,000,000, respectively, with Zions Bank. The interest rates applied on any borrowing are determined on that date. The line requires a minimum peg balance with Zions Bank, which was met at December 31, 2014 and 2013. The line has no expiration date, but is subject to review and change by the issuing institution. As of December 31, 2014 and 2013, there were no amounts advanced against the line.

At December 31, 2014 and 2013, the Bank had an available unsecured Fed Funds line of $2,000,000 with Atlantic Central Bankers Bank. The interest rates applied on any borrowing are determined on that date. The line expires June 30, 2015, but is subject to review and change by the issuing institution. As of December 31, 2014 and 2013, there were no amounts advanced against this line.

The Bank has entered into an Advances, Pledge, and Security Agreement with the Federal Home Loan Bank (FHLB) of Pittsburgh whereby specific mortgage loans of the Bank with advance equivalents of approximately $24,381,000 and $19,200,000 at December 31, 2014 and 2013, respectively, were pledged to the FHLB as collateral in the event the Bank requests any advances on the line. There were no balances outstanding on this line at December 31, 2014 and 2013.

NOTE 6 – BORROWED FUNDS (CONTINUED)

At December 31, 2014 and 2013, the Bank had an available unsecured Fed Funds line of $1,000,000 with PNC Bank. The interest rates applied on any borrowing are determined on that date. The line has no expiration date, but is subject to review and change by the issuing institution. There were no balances outstanding on this line at December 31, 2014 and 2013.

NOTE 7 – INCOME TAXES

Deferred income taxes reflect the impact of differences between the financial statements and tax bases of assets and liabilities. The tax effects of temporary differences that give rise to the deferred tax assets and tax liabilities at December 31 are as follows:

	2014	2013
Deferred tax assets:
Allowance for loan losses	$178,694	$174,778
Net operating loss carryforward	1,420,607	1,142,795
Defined benefit pension	94,403	—
Unrealized loss on available-for-sale securities	—	106,857
Charitable contribution carryforward	2,203	2,126

Deferred tax liabilities:
Deferred loan fees	(2,051)	(2,051)
Defined benefit pension		(93,705)
Unrealized gain on available-for-sale securities	(45,973)	—
Accelerated depreciation deductions	(6,736)	(9,361)

Net deferred tax asset	$1,641,147	$1,321,439

At December 31, 2014 and 2013, the Bank had approximately $4,178,000 and $3,361,000, respectively, of U.S. federal net operating loss carryforward to offset future taxable income, which begins expiring in 2032.

The components of income tax benefit for the years ended December 31 are as follows:

	2014	2013
Current tax benefit:
Federal	$—	$(5,463)
State	—	—

Total	—	(5,463)

Deferred tax benefit:
Federal	(267,674)	(731,783)
State	—	—
Total	(267,674)	(731,783)

Total income tax benefit	$(267,674)	$(737,246)

NOTE 7 – INCOME TAXES (CONTINUED)

The reasons for the differences between the statutory federal income tax rate and the effective tax rates for the years ended December 31 are summarized as follows.

	2014	2013
Tax computed at statutory rate	$(222,557)	$(689,348)
Other permanent differences	(45,117)	(47,898)

Total	$(267,674)	$(737,246)

NOTE 8 – RETIREMENT PLAN

The following table summarizes the accumulated benefit obligation, the changes in the Plan’s projected benefit obligation and fair value of assets and the resulting funding status as of and for the years ended December 31:

	2014	2013
Accumulated benefit obligation at end of year	$4,251,312	$3,466,599

Changes in projected benefit obligation:
Benefit obligation, beginning of year	$3,466,599	$3,714,693
Interest cost	164,728	145,192
Actuarial loss	898,695	(138,290)
Benefits paid	(278,710)	(254,996)

Benefit obligation, end of year	4,251,312	3,466,599

Changes in plan asset:
Fair value of plan asset, beginning of year	3,742,202	3,751,216
Actual return on plan asset	510,164	187,968
Employer contribution	—	58,014
Benefits paid	(278,710)	(254,996)

Fair value of plan asset, end of year	3,973,656	3,742,202

Funded status at end of year	$(277,656)	$275,603

The funded status at December 31, 2014 and 2013 is recognized as an other asset (liability) in the Statements of Financial Condition.

NOTE 8 – RETIREMENT PLAN (CONTINUED)

The pre-tax amount recognized in accumulated other comprehensive loss at December 31, 2014 and 2013 represents the net actuarial loss of $1,357,507 and $754,964, respectively. The Bank does not expect to recognize any previously unrecognized net actuarial loss included in accumulated other comprehensive loss as a component of net periodic cost in 2014.

The assumptions used in the measurement of the Bank’s benefit obligation at December 31 are as follows:

	2014	2013
Discount rate	3.95%	4.95%
Salary increase rate	0.00%	0.00%

The discount rate and expected rate of return on plan assets are critical assumptions which significantly affect pension accounting. Even relatively small changes in these rates would significantly change the recorded pension expense and accrued liability. Management believes the discount rate and expected rate of return on plan assets used in determining its year-end pension accounting are reasonable based on currently available information. However, it is at least reasonably possible that these assumed rates will be revised in the near term, based on future events and changes in circumstances.

The components of the net periodic benefit credit charged to expense for the year ended December 31, 2014 consisted of the following:

	2014	2013
Interest cost	$164,728	$145,192
Expected return on assets	(261,252)	(262,560)
Amortization of net actuarial loss	47,240	63,636

Net periodic benefit credit	$(49,284)	$(53,732)

The assumptions used in the measurement of the Bank’s net periodic benefit credit for the years ended December 31 are as follows:

	2014	2013
Discount rate	4.95%	4.05%
Long term rate of return on plan assets	7.25%	7.25%
Salary increase rate	0.00%	0.00%

NOTE 8 – RETIREMENT PLAN (CONTINUED)

The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid during the year ended December 31, 2014 as follows:

2015	$287,452
2016	280,911
2017	280,746
2018	273,607
2019	268,565
Five years thereafter	1,229,019

Total	$2,620,300

The fair value of the Bank’s pension plan assets at December 31 by asset category were as follows:

	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
December 31, 2014
Mutual funds- equity:
Large-cap value	$161,352	$—	$—	$161,352
Large-cap core	162,432	—	—	162,432
Mid-cap core	204,507	—	—	204,507
Small-cap core	99,694	—	—	99,694
International core	341,408	—	—	341,408
Large cap growth	315,771	—	—	315,771
Small/Midcap growth	89,845	—	—	89,845

Mutual funds-fixed income:
Long duration government/credit	1,636,366	—	—	1,636,366

Exchanged traded funds:
Long US Treasury	755,142	—	—	755,142

Common/collective trusts-equity:
Large cap value	—	150,091	—	150,091

Money market	57,048	—	—	57,048

	$3,823,565	$150,091	$—	$3,973,656

NOTE 8 – RETIREMENT PLAN (CONTINUED)

	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
December 31, 2013
Mutual funds-equity:
Large-cap value	$155,103	$—	$—	$155,103
Large-cap core	154,072	—	—	154,072
Mid-cap core	193,857	—	—	193,857
Small-cap core	98,181	—	—	98,181
International core	385,694	—	—	385,694
Large cap growth	309,680	—	—	309,680
Small/Midcap growth	96,869	—	—	96,869

Mutual funds-fixed income:
Long duration government/credit	1,482,947	—	—	1,482,947

Exchanged traded funds:
Long US Treasury	659,034	—	—	659,034

Common/collective trusts-equity:
Large cap value	—	154,649	—	154,649

Money market	52,116	—	—	52,116

	$3,587,553	$154,649	$—	$3,742,202

The Bank’s expected contributions for the period beginning January 1, 2015 are $0.

NOTE 9 – REGULATORY MATTERS

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under the adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

NOTE 9 – REGULATORY MATTERS (CONTINUED)

Capital Requirements (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2014 and 2013, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2014, the most recent notification from the Office of the Comptroller of the Currency (OCC) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category. The Bank’s actual capital amounts and ratios at December 31 are as follows:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2014

Total Capital (to Risk Weighted Assets)	$7,790,236	20.30%	$3,070,240	8.00%	$3,837,800	10.00%
Tier I Capital (to Risk Weighted Assets)	7,307,886	19.04%	1,535,120	4.00%	2,302,680	6.00%
Tier I Capital (to Average Assets)	7,307,886	9.88%	2,958,520	4.00%	3,698,150	5.00%

December 31, 2013

Total Capital (to Risk Weighted Assets)	$8,156,093	22.20%	$2,938,720	8.00%	$3,673,400	10.00%
Tier I Capital (to Risk Weighted Assets)	7,694,793	20.95%	1,469,360	4.00%	2,204,040	6.00%
Tier I Capital (to Average Assets)	7,694,793	9.62%	3,200,000	4.00%	4,000,000	5.00%

The Bank is subject to certain restrictions on the amount of dividends that it may pay without prior regulatory approval. The Bank normally restricts dividends to a lesser amount.

The Bank was previously operating under the existence of a Formal Agreement from the OCC dated July 20, 2012 and addresses the following: creation of a compliance committee; formal assessment of management; credit risk identification and reduction; allowance for loan and lease losses methodology and adequacy; problem loan management; underwriting, review and ongoing credit monitoring; independent and certified or licensed real property appraisals; management of other real estate owned; concentrations of credit; and the establishment of formal capital and strategic plans for the future of the Bank. The formal agreement was lifted by the OCC as of November 25, 2014.

NOTE 10 – FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the financial statements.

At December 31 the following financial instruments whose contract amount represents credit risks are as follows:

	2014	2013
Residential real estate lines of credit and home equity lines	$586,216	$49,043
Unfunded portion of commercial and industrial loans	1,449,377	1,307,951
Standby letters of credit	155,600	118,000

Total	$2,191,193	$1,474,994

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case by case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income producing commercial properties.

Standby letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters-of-credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Bank was not required to perform on any financial guarantees and did not incur any losses on its commitments during the past two years.

NOTE 11 – LEGAL CONTINGENCIES

The Bank may be subject to claims and lawsuits which may arise primarily in the ordinary course of business. It is the opinion of management, if such claims are made, that the disposition or ultimate resolution of the claims and lawsuits will not have a material adverse effect on the financial position of the Bank.

NOTE 12 – RELATED PARTY TRANSACTIONS

In the normal course of business, the Bank extends credit to and accepts deposits from related parties (its directors and executive officers). Related-party loans and deposits received terms similar to those terms prevailing at the time for comparable transactions with unrelated persons. Loans to related parties were $498,432 and $604,325 and deposits from related parties were $3,169,361 and $3,081,187 at December 31, 2014 and 2013, respectively.

NOTE 13 – FAIR VALUE

Recurring Basis

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. For additional information on how the Bank measures fair value refer to Note 1 to the financial statements. The following tables present the balances of the assets and liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Total Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2014

U.S. government agency bonds	$2,627,276	$—	$2,627,276	$—
Treasury bonds	103,148	—	103,148	—
Municipal bonds	120,765	—	120,765	—
Taxable municipal bonds	5,436,886	—	5,436,886	—
Small business administration	2,621,004	—	2,621,004	—
Mortgage-backed securities	6,740,353	—	6,740,353	—

Total	$17,649,432	$—	$17,649,432	$—

December 31, 2013

U.S. government agency bonds	$3,244,525	$—	$3,244,525	$—
Treasury bonds	103,289	—	103,289	—
Municipal bonds	1,335,294	—	1,335,294	—
Taxable municipal bonds	4,619,445	—	4,619,445	—
Small business administration	2,893,734	—	2,893,734	—
Mortgage-backed securities	10,580,288	—	10,580,288	—

Total	$22,776,575	$—	$22,776,575	$—

NOTE 13 – FAIR VALUE (CONTINUED)

The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Investment Securities

When available, the Bank uses quoted market prices to determine the fair value of securities; such items are classified in Level 1 of the fair value hierarchy. For the Bank’s securities where quoted prices are not available for identical securities in an active market, the Bank determines fair value utilizing vendors who apply matrix pricing for similar bonds where no price is observable or may compile prices from various sources. These models are primarily industry-standard models that consider various assumptions, including time value, yield curve, volatility factors, prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Fair values from these models are verified, where possible, against quoted market prices for recent trading activity of assets with similar characteristics to the security being valued. Such methods are generally classified as Level 2. However, when prices from independent sources vary, cannot be obtained or cannot be corroborated, a security is generally classified as Level 3.

Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis. These assets are not measured at fair value on an ongoing basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment or a change in the amount of previously recognized impairment.

NOTE 13 – FAIR VALUE (CONTINUED)

Nonrecurring Basis (Continued)

Nonrecurring fair value measurements of certain assets for the years ended December 31, 2014 and 2013 consisted of the following:

	Quoted Prices in
	Active Markets	Significant Other	Significant
	for Identical	Observable	Unobservable
	Assets/Liabilities	Inputs	Inputs	Impairment
	(Level 1)	(Level 2)	(Level 3)	Loss
2014

Impaired loans, net of allowance	$—	$—	$71,849	$6,064
Other real estate owned	—	—	31,070	—

Total	$—	$—	$102,919	$6,064

2013

Impaired loans, net of allowance	$—	$—	$26,329	$853
Other real estate owned	—	—	115,700	—

Total	$—	$—	$142,029	$853

Impaired Loans

In accordance with the provisions of the loan impairment guidance, impairment was measured for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, or discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. Collateral values are estimated using Level 3 inputs based on customized discounting criteria.

Impairment amounts on impaired loans represent specific valuation allowance and write-downs during the period presented on impaired loans that were individually evaluated for impairment based on the estimated fair value of the collateral less estimated selling costs, excluding impaired loans fully charged-off.

Foreclosed Assets

Foreclosed assets are recorded at fair value based on property appraisals, less estimated selling costs, at the date of the transfer with any impairment amount charged to the allowance for loan losses. Subsequent to the transfer, foreclosed assets are carried at the lower of cost or fair value, less estimated selling costs with changes in fair value or any impairment amount recorded in other non-interest expense. Values are estimated using Level 3 inputs based on customized discounting criteria. The carrying value of foreclosed assets is not re-measured to fair value on a recurring basis but is subject to fair value adjustments when the carrying value exceeds the fair value, less estimated selling costs.

NOTE 14 – SUBSEQUENT EVENTS – MERGER

On October 30, 2014 the Board approved the acquisition of the Citizens National Bank of Meyersdale by Riverview Financial Corporation. The acquisition has been approved by the stockholders of Citizens National Bank of Meyersdale and is pending approval by the FDIC and other regulatory bodies.

These notes are an integral part of the accompanying financial statements.